AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 2002

                                                      REGISTRATION NO. 333-75582
                                                   REGISTRATION NO. 333-75582-01

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO. 2
                                     TO THE
                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

     AMERICAN BANK INCORPORATED                 AMERICAN CAPITAL TRUST I
    (Exact Name of Co-Registrant              (Exact Name of Co-Registrant
      as specified in Charter)                  as specified in Charter)

          PENNSYLVANIA                                   DELAWARE
  (State or Other Jurisdiction of            (State or Other Jurisdiction of
   Incorporation or Organization)             Incorporation or Organization)

           APPLIED FOR                                  APPLIED FOR
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)

                            4029 WEST TILGHMAN STREET
                          ALLENTOWN, PENNSYLVANIA 18104
                                 (610) 366-1800
               (Address, Including Zip Code, and Telephone Number,
      Including Area Code, of Co-Registrants' Principal Executive Offices)

                                 MARK W. JAINDL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            4029 WEST TILGHMAN STREET
                          ALLENTOWN, PENNSYLVANIA 18104
                                 (610) 366-1800
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   COPIES TO:
                              JOHN J. GORMAN, ESQ.
                              EDWARD A. QUINT, ESQ.
                   LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.
                     5335 WISCONSIN AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20015

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: 9 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                  PROPOSED         PROPOSED
                                               AMOUNT TO BE       MAXIMUM          MAXIMUM      AMOUNT OF REGISTRATION
TITLE OF EACH CLASS OF                          REGISTERED     OFFERING PRICE     AGGREGATE             FEE (1)
SECURITIES TO BE REGISTERED                                       PER UNIT      OFFERING PRICE
------------------------------------------------------------------------------------------------------------------------

6.0% Cumulative Convertible Trust Preferred      1,200,000         $8.50         $10,200,000            $2,438
Securities of American Capital Trust I
------------------------------------------------------------------------------------------------------------------------

6.0% Convertible Subordinated Debentures due
2032 of American Bank Incorporated (2) (3)          --              --               --                   --
------------------------------------------------------------------------------------------------------------------------

Guarantee of Preferred Securities (2) (4)           --              --               --                   --
------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.10 per share, of         (5)             --               --                   --
American Bank Incorporated
========================================================================================================================

(1)  Previously submitted.
(2) This Registration Statement is deemed to cover the 6.0% Subordinated Debentures due 2032 of American Bank Incorporated, the rights of holders of the 6.0% Subordinated Debentures of American Bank Incorporated under the Indenture, and the rights of holders of the 6.0% Cumulative Convertible Trust Preferred Securities under the Amended and Restated Trust Agreement, the Preferred Securities Guarantee Agreement and the Agreement as to Expenses and Liabilities entered into by American Bank Incorporated.
(3) The 6.0% Subordinated Debentures due 2032 will be purchased by American Capital Trust I with the proceeds of the sale of the 6.0% Cumulative Convertible Trust Preferred Securities. Such securities may later be distributed for no additional consideration to the holders of the 6.0% Cumulative Convertible Trust Preferred Securities of American Capital Trust I upon its dissolution and the distribution of its assets.
(4)  No separate consideration will be received for the Guarantee.
(5) Such indeterminate number of shares of common stock as may be issuable upon conversion of the Convertible Preferred Securities registered hereunder. Shares of common stock issued upon conversion of the convertible preferred securities will be issued without the payment of additional consideration. This registration statement also covers such shares as may be issuable upon such conversion pursuant to anti-dilution adjustments.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article VII of the Articles of Incorporation of American Bank Incorporated (the "Corporation") provides for limitations on the liability of directors and officers as follows:

         The directors and officers of the Corporation shall not be personally liable, as such, for monetary damages for any action taken, unless the director or officer has breached or failed to perform the duties of his office under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. If the BCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of a directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the BCL, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification. This Article VIII shall not apply to the responsibility or liability of a director or officer pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to Federal, State, or local law.

         Article VI of the Bylaws of American Bank Incorporated provides for indemnification as follows:

         6.1 Third Party Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding effected without its prior written consent or any action or proceeding initiated by any such person (other than an action or proceeding to enforce rights to indemnification hereunder).

         6.2 Derivative and Corporate Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding affected without its prior written consent. Indemnification shall not be made under this Section 6.2 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

         6.3 Mandatory Indemnification. To the extent that a representative of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 6.1 or Section 6.2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         6.4 Procedure for Effecting Indemnification. Unless ordered by a court, any indemnification under Section 6.1 or Section 6.2 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

         (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

         (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         (3) by the stockholders.

         6.5 Advancing Expenses. Expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in this Article VI shall be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI or otherwise.

         6.6 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this
Article VI.

         6.7 Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated costs and expenses, other than the underwriting commissions, payable by American Bank Incorporated in connection with the sale of the securities being registered.

      SEC registration fee....................................... $   2,400
      Legal fees and expenses of Registrant's counsel............ $  60,000
      EDGAR expenses............................................. $  10,000
      Accounting fees and expenses............................... $  25,000
      Printing and engraving expenses............................ $  10,000
      Trustee fees and expenses.................................. $  25,000
      Transfer agent fees and expenses........................... $   2,000
      Blue Sky fees and expenses................................. $  10,000
      Miscellaneous.............................................. $   5,600
                                                                  ---------
         Total................................................... $ 150,000
                                                                  =========
                                       2

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         On June 15, 2000, American Bank sold 1,013,594 shares of its common stock, par value $2.50 per share in a non-underwritten best efforts offering made to American Bank's depositors, borrowers and employees as of March 31, 2001. As part of this offering, American Bank issued one warrant to purchase a share of American Bank's common stock at an exercise price of $10.00 per share for every two shares of common stock purchased in the stock offering, for a total of 506,903 warrants. American Bank sold the common stock for gross proceeds of $10,135,940. There were no underwriting commissions or discounts in connection with this sale. As securities issued by a state-chartered bank, these securities were exempt from registration under Section 3(a)(2) of the Securities Act of 1933 as "any security issued by any ... bank."

         On January 2, 2002, American Bank reorganized into the holding company form of organization. All outstanding shares of American Bank's common stock, par value $2.50 per share, were converted into common stock, par value $0.10 per share of common stock of American Bank Incorporated, and all warrants to purchase common stock of American Bank were converted into warrants to purchase common stock of American Bank Incorporated. 4,008,513 shares of common stock and 504,428 warrants were issued as a result of the reorganization. No underwriter was utilized in connection with the reorganization, and no proceeds were received as a result of the reorganization.

         The securities issued in connection with the reorganization were exempt from registration under Section 3(a)(12) of the Securities Act of 1933 as follows:

         (A) The acquisition of American Bank by American Bank Incorporated occurred as part of a holding company reorganization under which security holders of American Bank exchanged their shares of American Bank for shares of American Bank Incorporated, a newly formed holding company with no significant assets other than American Bank and American Bank's subsidiaries.

         (B) Security holders of American Bank received exactly the same proportional share interests in American Bank Incorporated as they held in American Bank. No security holders exercised dissenters' rights in connection with the reorganization.

         (C) American Bank Incorporated's Articles of Incorporation and Bylaws, as those of a Pennsylvania corporation, are nearly identical to those of American Bank, a Pennsylvania-chartered commercial bank, and therefore provide "substantially the same" rights to stockholders of American Bank Incorporated.

         (D) American Bank Incorporated has the same assets and liabilities, on a consolidated basis, as American Bank had prior to the reorganization.

ITEM 27. EXHIBITS:

The exhibits filed as part of this registration statement are as follows:

3.1      Articles of Incorporation of American Bank Incorporated*
3.2      Bylaws of American Bank Incorporated*
4.1      Trust Agreement*
4.2      Form of Amended and Restated Trust Agreement of American Capital
         Trust I*
4.3      Form of Certificate of Trust (attached as exhibit A to exhibit 4.2)
4.4 Form of Common Stock Certificate of American Capital Trust I (attached as exhibit B to exhibit 4.2)
4.5 Form of Agreement as to Expenses and Liabilities of American Capital Trust (attached as exhibit C to exhibit 4.2)
4.6 Form of Preferred Stock Certificate of American Capital Trust I (attached as exhibit D to exhibit 4.2)
4.7      Form Certificate of Authentication (attached as exhibit E to exhibit
         4.2)

4.8 Form of Preferred Securities Guarantee Agreement between American Bank Incorporated and Bankers Trust Company, as guarantee trustee*
4.9 Form of Indenture between American Bank Incorporated and Bankers Trust Company*
4.10     Form of Subordinated Debenture due 2032 (attached as exhibit A to exhibit 4.9)
4.11     Form of Common Stock Certificate of American Bank Incorporated*
5.1      Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C.*
5.2      Opinion of Delaware counsel*
8.1      Federal tax opinion of Luse Lehman Gorman Pomerenk & Schick, P.C.*
10.1     Employment Agreement with Mark W. Jaindl
10.2     Employment Agreement with Eric W. Valaika
10.3     Stock Option Plan
12.1     Calculation of ratios of earnings to fixed charges
21       Subsidiaries of the Registrant
23.1     Consent of Beard Miller Company LLP*
23.2     Consent of Luse Lehman Gorman Pomerenk & Schick (included in Exhibits
         5.1 and 8.1)
23.3     Consent of Delaware counsel (included in opinion filed as Exhibit 5.2).
24.1     Powers of attorney (set forth on signature page)
25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as indenture trustee under the Indenture for 6.0% Subordinated Debentures due 2032 of American Bank Incorporated
25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as property trustee under the Amended and Restated Trust Agreement for American Capital Trust I
25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as guarantee trustee under the Preferred Securities Guarantee Agreement relating to American Capital Trust I

------------------------------
*        Previously filed.

ITEM 28.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

              (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any duration from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The small business issuer will provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such documentation and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, American Bank Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the city of Allentown, State of Pennsylvania on February 4, 2002.


                                       AMERICAN BANK INCORPORATED


                                By:    /s/ Mark W. Jaindl
                                       -----------------------------------------
                                       Mark W. Jaindl
                                       President and Chief Executive Officer
                                       (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of American Bank Incorporated (the "Company"), hereby severally constitute and appoint Mark W. Jaindl as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Mark W. Jaindl may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Company's Rights to purchase Preferred Securities and the Company's Preferred Securities, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Mark W. Jaindl shall do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates stated.


                      Signatures                                   Title                             Date
                      ----------                                   -----                             ----

   /s/ Mark W. Jaindl                               President, Chief Executive Officer         February 4, 2002
   --------------------------------------------     and Vice Chairman (Principal
   Mark W. Jaindl                                   Executive Officer)


   /s/ Harry C. Birkhimer                           Vice President and Chief Financial         February 4, 2002
   --------------------------------------------     Officer (Principal  Financial and
   Harry C. Birkhimer                               Accounting Officer)


   /s/ Frederick J. Jaindl                          Chairman of the Board                      February 4, 2002
   --------------------------------------------
   Frederick J. Jaindl



   /s/ David M. Jaindl                              Director                                   February 4, 2002
   --------------------------------------------
   David M. Jaindl

                                       6


                      Signatures                                   Title                             Date
                      ----------                                   -----                             ----

   /s/ Elizabeth B. Gaul                            Director                                   February 4, 2002
   --------------------------------------------
   Elizabeth B. Gaul



   /s/ Arthur A. Haberberger                        Director                                   February 4, 2002
   --------------------------------------------
   Arthur A. Haberberger



   /s/ Philip S. Schwartz                           Director                                   February 4, 2002
   --------------------------------------------
   Philip S. Schwartz



   /s/ Martin F. Spiro                              Director                                   February 4, 2002
    --------------------------------------------
   Martin F. Spiro


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, American Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the city of Allentown, State of Pennsylvania on February 4, 2002.

                                       AMERICAN CAPITAL TRUST I



                                By:    /s/ Mark W. Jaindl
                                       -----------------------------------------
                                       Mark W. Jaindl
                                       Administrative Trustee


                                By:    /s/ Eric W. Valaika
                                       -----------------------------------------
                                       Eric W. Valaika
                                       Administrative Trustee


                                By:    /s/ Harry C. Birkhimer
                                       -----------------------------------------
                                       Harry C. Birkhimer
                                       Administrative Trustee

                                POWER OF ATTORNEY

         We, the undersigned administrative trustees of American Capital Trust I (the "Trust Issuer"), hereby severally constitute and appoint Mark W. Jaindl as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Mark W. Jaindl may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Trust Issuer's Preferred Securities, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Mark W. Jaindl shall do or cause to be done by virtue thereof.

                                       AMERICAN CAPITAL TRUST I



                                By:    /s/ Mark W. Jaindl
                                       -----------------------------------------
                                       Mark W. Jaindl
                                       Administrative Trustee


                                By:    /s/ Eric W. Valaika
                                       -----------------------------------------
                                       Eric W. Valaika
                                       Administrative Trustee


                                By:    /s/ Harry C. Birkhimer
                                       -----------------------------------------
                                       Harry C. Birkhimer
                                       Administrative Trustee

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 2002


                                                      REGISTRATION NO. 333-75582
                                                   REGISTRATION NO. 333-75582-01
================================================================================


                          -----------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------





                                    EXHIBITS
                                       TO
                          PRE-FFECTIVE AMENDMENT NO. 2
                                     TO THE
                             REGISTRATION STATEMENT
                                       ON
                                    FORM SB-2










                           AMERICAN BANK INCORPORATED
                            AMERICAN CAPITAL TRUST I
                             ALLENTOWN, PENNSYLVANIA


================================================================================

                                 EXHIBIT INDEX

3.1      Articles of Incorporation of American Bank Incorporated*
3.3      Bylaws of American Bank Incorporated*
4.1      Trust Agreement*
4.2      Form of Amended and Restated Trust Agreement of American Capital
         Trust I*
4.3      Form of Certificate of Trust (attached as exhibit A to exhibit 4.2)
4.4 Form of Common Stock Certificate of American Capital Trust I (attached as exhibit B to exhibit 4.2)
4.5 Form of Agreement as to Expenses and Liabilities of American Capital Trust (attached as exhibit C to exhibit 4.2)
4.6 Form of Preferred Stock Certificate of American Capital Trust I (attached as exhibit D to exhibit 4.2)
4.7      Form Certificate of Authentication (attached as exhibit E to exhibit
         4.2)
4.8 Form of Preferred Securities Guarantee Agreement between American Bank Incorporated and Bankers Trust Company, as guarantee trustee.*
4.9 Form of Indenture between American Bank Incorporated and Bankers Trust Company.*
4.10     Form of Subordinated Debenture due 2031 (attached as exhibit A to exhibit 4.9)
4.11     Form Of Common Stock Certificate of American Bank Incorporated*
5.1      Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C.*
5.2      Opinion of Delaware counsel*
8.1      Federal tax opinion of Luse Lehman Gorman Pomerenk & Schick, P.C.*
10.1     Employment Agreement with Mark W. Jaindl
10.2     Employment Agreement with Eric W. Valaika
10.3     Stock Option Plan
12.1     Calculation of ratios of earnings to fixed charges
21       Subsidiaries of the Registrant
23.1     Consent of Beard Miller Company LLP*
23.2     Consent of Luse Lehman Gorman Pomerenk & Schick (included in Exhibits
         5.1 and 8.1)
23.3     Consent of Delaware counsel (included in opinion filed as Exhibit 5.2)
24.1     Powers of attorney (set forth on signature page)
25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as indenture trustee under the Indenture for 6.0% Subordinated Debentures due 2031 of American Bank Incorporated
25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as property trustee under the Amended and Restated Trust Agreement for American Capital Trust I
25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as guarantee trustee under the Preferred Securities Guarantee Agreement relating to American Capital Trust I

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*        Previously filed.


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